SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NATIONAL LAMPOON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL LAMPOON, INC.

10850 Wilshire Boulevard, Suite 1000

Los Angeles, California 90024

Telephone (310) 474-5252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of National Lampoon, Inc. (the “Company”) will be held on Wednesday, January 18, 2006, at 11:00 a.m. (Pacific Time), at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024 for the following purposes:

(1)

to elect the seven persons listed in the Proxy Statement that accompanies this Notice to serve as directors of the Company;

(2)

to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent auditor for the fiscal year ending July 31, 2006;

(3)

in accordance with Section 711 of the Rules of the American Stock Exchange, to obtain approval of an increase to the number of shares of common stock reserved for issuance under the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan;

(4)

in accordance with Section 711 of the Rules of the American Stock Exchange, to obtain approval of the National Lampoon, Inc. 2005 Consultant Plan that would allow us to compensate individuals or entities providing investor relations and related or other services to us with securities such as restricted common stock or options for the purchase of restricted common stock; and

(5)

to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on November 30, 2005 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors

/s/ Lorraine Evanoff
Lorraine Evanoff
Secretary

December 8, 2005

Los Angeles, California

TM

10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 18, 2006

VOTING AND PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Lampoon, Inc., a Delaware corporation (referred to as the “Company”, “we”, “our” or “us”) for use at our Annual Meeting of Stockholders to be held at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024 on Wednesday, January 18, 2006, at 11:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 19, 2005.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005 is included with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company’s Secretary at our principal executive offices located at 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024. The proxy may also be revoked by attending the meeting and voting in person. If it is not revoked, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the approval of the four proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed November 30, 2005 as the record date (the “Record Date”) for determining holders of our common stock, $0.0001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 6,769,451 shares of common stock issued and outstanding, 63,607 shares of Series B Convertible Preferred Stock that is convertible into 3,583,491 shares of common stock and 229,761 shares of Series C Convertible Preferred Stock that is convertible into 4,595,220 shares of common stock for a total of 14,948,162 shares of common stock available and entitled to vote. Each share of common stock is entitled to one vote. Each share of Series B and Series C Convertible Preferred Stock is also entitled to vote on matters that are subject to the approval of the holders of our common stock. Holders of our Series B and Series C Convertible Preferred Stock are entitled to vote on an “as converted” basis, meaning that each share of Series B Convertible Preferred Stock voted represents the vote of 56.338 shares of common stock and each share of Series C Convertible Preferred Stock voted represents the vote of 20 shares of common stock (subject to adjustment for stock splits and reverse stock splits). Therefore, as of the Record Date, 7,474,082 votes are required to pass the actions that require approval of the holders of common stock and will constitute a quorum at the meeting. Shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote “against” the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent. The Inspector of Election will also determine whether or not a quorum is present.

Directors are elected by a plurality of the votes cast in the election. In electing directors, no stockholder has cumulative voting rights. If no specification is indicated, the shares will be voted “FOR” the election of the director-nominees named on the proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The affirmative vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy is required to approve all other proposals brought before the meeting. If no specification is indicated, the shares will be voted “FOR” the proposals included in the proxy.

Solicitation

The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

National Lampoon, Inc.

Attn: Corporate Secretary

10850 Wilshire Boulevard, Suite 1000

Los Angeles, California 90024

Telephone No.: (310) 474-5252

OVERVIEW OF PROPOSALS

This Proxy Statement includes four proposals requiring stockholder action. The proposals relate to:

•

the election of seven directors,

•

the ratification of Stonefield Josephson, Inc. as our auditor for the fiscal year ending July 31, 2006,

•

the approval of an increase in the number of shares of common stock reserved for issuance under the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (formerly titled the J2 Communications Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan), and

•

the approval of the National Lampoon, Inc. 2005 Consultant Plan that would allow us to compensate individuals or entities providing investor relations and related or other services to us with securities such as restricted common stock or options for the purchase of restricted common stock.

The proposals are discussed in more detail below.

PROPOSALS

PROPOSAL #1 - ELECTION OF DIRECTORS

Seven directors are to be elected to our Board of Directors at the Annual Meeting. The directors will hold office for a term of one-year. The nominees are James P. Jimirro, Daniel S. Laikin, Timothy S. Durham, Paul Skjodt, Joshua A. Finkenberg, Richard Irvine and Ron Berger. We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancies.

IDENTIFICATION OF THE BOARD OF DIRECTORS

The number of directors required by our Bylaws is seven. Information regarding the business experience of each nominee is provided below. There are no family relationships among our executive officers and directors. Our directors serve until the next annual meeting of our stockholders.

James P. Jimirro

Age 67

James P. Jimirro has been a director since 1986 and was employed as our President and Chief Executive Officer from 1990 until January 2005. From 1980 to 1985, he was the President of Walt Disney Telecommunications Company, which included serving as President of Walt Disney Home Video, a producer and distributor of family home video programming. While in this position, he also served as Corporate Executive Vice President of Walt Disney Productions. In addition, from 1983 to 1985, Mr. Jimirro served as the first President of the Disney Channel, a national cable pay-television channel, which Mr. Jimirro conceived and implemented. Mr. Jimirro continued in a consulting capacity for Walt Disney Company through July 1986. From 1973 to 1980, he served as Director of International Sales and then as Executive Vice President of Walt Disney Educational Media Company, a subsidiary of Walt Disney Company. Prior to 1973, Mr. Jimirro directed international sales for CBS, Inc., and later for Viacom International. Mr. Jimirro also served as a member of the Board of Directors of Rentrak Corporation between January 1990 and September 2000.

Daniel S. Laikin

Age 43

Daniel S. Laikin has been a director since 2000 and was employed as our Chief Operating Officer from May 17, 2002 until February 1, 2005 when he became our Chief Executive Officer. Mr. Laikin served as Co-Chairman of Biltmore Homes, Inc., an Indiana-based home building and real estate development company until 2000. He also served as a managing partner of Four Leaf Partners, LLC, a closely held investment company, concentrating on the startup and financing of high tech and Internet-related companies. He is also on the Board of Directors of Obsidian Enterprises, Inc., a public company.

Timothy S. Durham

Age 43

Timothy S. Durham has served as a director since 2002. He is the Chief Executive Officer and Chairman of the Board of Directors of Obsidian Enterprises, Inc. (formerly Danzer Corporation) and has held these positions since June 2001. Since April 2000, he has served as a Managing Member and the Chief Executive Officer of Obsidian Capital Company LLC, which is the general partner of Obsidian Capital Partners LP. Mr. Durham founded in 1998, and since then has maintained a controlling interest in, several investment funds, including Durham Capital Corporation, Durham Hitchcock Whitesell and Company LLC, and Durham Whitesell Associates LLC. From 1991 to 1998, Mr. Durham served in various capacities at Carpenter Industries, Inc., including as Vice Chairman, President and Chief Executive Officer. Mr. Durham serves as a director of Obsidian Enterprises, Inc., a public company.

Paul Skjodt

Age 47

Paul Skjodt has been a director since 2002. He is actively involved in a variety of companies including managing member of Four Leaf & Associates. Four Leaf is a venture fund that provides seed money to a host of technology companies. Mr. Skjodt also is President of Oakfield Development a land development company based of Indianapolis and owner of the Indiana Ice, an ice hockey team in the United States Hockey League. Mr. Skjodt is also involved in numerous philanthropic endeavors in Indiana.

Joshua A. Finkenberg

Age 31

Joshua A. Finkenberg has been a director since 2002. He is a Senior Vice President at Kelly Capital LLC, a specialized investment company that acquires and invests in undervalued assets and companies. Previously, Mr. Finkenberg was the Chairman and President of AF Investments LLC, a holding company focused on acquisitions of and investments in businesses located in the Southern California area. From August 2000 through January 2002, Mr. Finkenberg was a Senior Associate with Relational Advisors, a financial advisory firm based in San Diego, California. From July 1996 through July 2000, Mr. Finkenberg was in the Mergers and Acquisitions Group of SunTrust Equitable Securities Corporation, a full-service investment bank located in Nashville, Tennessee. Mr. Finkenberg graduated with highest honors from the Robert C. Goizueta Business School at Emory University with a dual concentration in Finance and Management Information Systems/Information Technology.

Richard Irvine

Age 64

Richard Irvine joined our Board in 2004. Since April 2005, Mr. Irvine has been self-employed as a consultant to businesses in the gaming industry. From April 2004 through April 2005, he was Senior Vice President of Sales for Bally Gaming and Systems, a public company. In this position, Mr. Irvine was responsible for guiding the North American sales operations of Bally Gaming, encompassing both the United States and Canada. Prior to joining Bally Gaming and Systems, from January 2002 to January 2004, Mr. Irvine served as Vice President of Sales for AC Coin & Slot, a gaming-device distributor based in Atlantic City, N.J. From January 1999 to December 2001, Mr. Irvine served as Chief Operating Officer of GameTech, a supplier of electronic bingo equipment, and from 1995 to 1998 he served as President and Chief Operating Officer of Mikohn Gaming Corporation. Prior to 1995, Mr. Irvine held the positions of Senior Vice President, Marketing and Entertainment for Boomtown, Inc., a Reno, Nevada-based owner and operator of casino properties in Nevada, Mississippi and Louisiana, Vice President of Marketing for Walt Disney Attractions, and President and Chief Operating Officer of Straight Arrow Publishing, publishers of Rolling Stone Magazine. Mr. Irvine was co-founder of Aurora Productions, a producer of major motion pictures. He also served as Executive Vice President of Unicorn/Sovaminco, a U.S.-U.S.S.R. joint venture company. Mr. Irvine began his gaming-industry career as Executive Vice President, Worldwide Sales and Marketing, for International Game Technology.

Ron Berger

Age 57

Ron Berger also joined us as a director in 2004. Mr. Berger is Chairman and Chief Executive Officer of Figaro’s Italian Pizza, Inc., a chain of retail pizza shops in 20 states. From 1989 through 2000, Mr. Berger served as

Chairman and Chief Executive Officer of Rentrak Corporation, a publicly traded information and payment processor in the home video industry. Mr. Berger conceived of the Rentrak concept - a method of sharing revenues between video rental shops and motion picture studios and other program suppliers. Under his leadership, the business grew from $6 million in revenues in 1989 to $113 million in year 2000. Prior to building Rentrak, Mr. Berger founded and took public National Video, the world’s largest specialty video retail chain prior to Blockbuster. He serves as a member of the board of directors of the International Franchise Association and served as a member of the board of directors of the Video Software Dealers Association.

Director Nomination Process

Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. With the exception of Daniel S. Laikin, our current Chief Executive Officer, and James P. Jimirro, our former President and Chief Executive Officer, all of the members of our Board of Directors are “independent”, as that term is defined in Section 121A of the Rules of the American Stock Exchange.

We are a “controlled company” as that term is defined in Section 801(a) of the Rules of the American Stock Exchange. Three of our directors, Daniel S. Laikin, Timothy S. Durham and Paul Skjodt, control over 50% of the voting power of National Lampoon, Inc. As a controlled company, we are not subject to Section 804 of the Rules of the American Stock Exchange. Section 804 requires that nominees to the Board of Directors be made by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Instead, nominees to the Board of Directors have been nominated in accordance with the terms of that certain Voting Agreement entered into on May 17, 2002 among Daniel S. Laikin, Paul Skjodt, Timothy S. Durham, Ronald Holzer, DC Investment, LLC, NL Acquisition Group LLC, Samerian LLP, Diamond Investments, LLC, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, Judy B. Laikin (all of whom are collectively referred to in this discussion as the “NLAG Stockholders”) and James P. Jimirro. The Voting Agreement was entered into in conjunction with the reorganization transaction, referred to in this Proxy Statement as the “Reorganization Transaction,” that took place on May 17, 2002. According to the terms of the Voting Agreement, the NLAG Stockholders agree to vote for Mr. Jimirro and two directors nominated by Mr. Jimirro and, conversely, Mr. Jimirro agrees to vote for three directors nominated by the NLAG Stockholders. Mr. Jimirro and the NLAG Stockholders agree to jointly nominate and vote for a seventh director. The Voting Agreement will not terminate until the later of the termination of Mr. Jimirro’s employment agreement and the payment of all amounts due to him thereunder or the date as of which Mr. Jimirro personally ceases to own beneficially (whether by reason of his death or otherwise) at least 100,000 shares of common stock. The Voting Agreement prevents us from having a policy with regard to the consideration of any director candidates recommended by security holders (other than the NLAG Stockholders and Mr. Jimirro) or an independent committee whose purpose is to nominate director candidates.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. One of the directors standing for re-election, Daniel S. Laikin, is also our Chief Executive Officer and James P. Jimirro was our Chief Executive Officer and President until January 28, 2005, when he separated from service. Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination. We have not received a director nominee recommendation from any stockholder, other than from the NLAG Stockholders and Mr. Jimirro.

Communications with Members of our Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

National Lampoon, Inc.

10850 Wilshire Boulevard, Suite 1000

Los Angeles, California 90024

If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Information about Committees

The Board of Directors met three times during the 2005 fiscal year. With the exception of Paul Skjodt, who did not attend one meeting, these meetings were attended by all the directors. The Board of Directors acted by written consent 14 times during the 2005 fiscal year.

We have no policy with regard to the attendance by Board members at our Annual Meetings. All of the members of our Board of Directors attended the last Annual Meeting.

The Board of Directors has two standing committees. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during the 2005 fiscal year is described below.

Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit the Company’s books and records annually, to discuss with the independent auditors the scope and results of any audit, to review and approve any nonaudit services performed by the Company’s independent auditing firm, and to review certain related party transactions. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are Timothy S. Durham and Joshua A. Finkenberg. The Audit Committee met four times in the 2005 fiscal year. The members of the Audit Committee are independent as that term is defined in Section 121 of the Rules of the American Stock Exchange. None of our Board members qualifies as an “audit committee financial expert”, as defined by the Sarbanes Oxley Act of 2002 and the regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Compensation Committee. The Compensation Committee is responsible for recommending to the Board of Directors the compensation to be paid to our executive officers. The Compensation Committee is also responsible for overseeing the National Lampoon, Inc. 1999 Amended and Restated Stock Option, Deferred Stock and Restricted Stock Plan. The members of the Compensation Committee are Timothy S. Durham, Joshua A. Finkenberg and James P. Jimirro. The Compensation Committee met four times during the 2005 fiscal year.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005.

Members of the Audit Committee

Joshua A. Finkenberg

Timothy S. Durham

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL #2 - RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT
AUDITOR FOR 2006

The Board of Directors requests that the stockholders ratify its selection of Stonefield Josephson, Inc. as our independent auditor for the 2006 fiscal year.

Disclosure of Fees Billed by our Auditor

The following table sets forth fees billed to us by our auditor during the fiscal years ended July 31, 2005 and July 31, 2004 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

		July 31, 2005	July 31, 2004

(i)	Audit Fees	$36,529.00	$31,809.00
(ii)	Audit Related Fees	$95,114.00	$12,990.00
(iii)	Tax Fees	$6,476.00	$0
(iv)	All Other Fees	$0	$0

Representatives of Stonefield Josephson, Inc. will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF

STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT AUDITOR

FOR THE 2006 FISCAL YEAR.

PROPOSAL #3 – APPROVAL OF INCREASE TO SHARES OF COMMON STOCK RESERVED
FOR ISSUANCE IN THE NATIONAL LAMPOON, INC. AMENDED AND
RESTATED 1999 STOCK OPTION, DEFERRED STOCK AND RESTRICTED
STOCK PLAN

Information about the Equity Incentive Plan and the Proposed Amendments

On January 30, 2002 our Board of Directors approved the J2 Communications Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan, which has since been renamed the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was approved by our stockholders on April 25, 2002. The discussion below is a brief summary of the Equity Incentive Plan, which is qualified in its entirety by the full text of the Equity Incentive Plan, and the proposed amendments to it.

The Equity Incentive Plan has a term of 10 years and is currently administered by our Board of Directors, which shall be referred to in this discussion as the “Administrator”. Pursuant to the Equity Incentive Plan, the Administrator may grant to eligible persons, which include employees, officers, directors, consultants and advisors, awards of options (which may be qualified or non-qualified, depending upon whether or not the eligible person is an employee), stock appreciation rights (commonly known as “SARs”) or deferred common stock or restricted common stock. 1,500,000 shares of our common stock were originally set aside for grants made under the Equity Incentive Plan. The number of shares of common stock set aside for grants was increased to 2,500,000 in the 2004 fiscal year. In September 2004 our Board of Directors authorized a two-for-one stock split, making 5,000,000 shares of common stock available for grants. As of the Record Date, we had 30 employees, three officers and seven directors (one of whom is also an officer) who would be eligible to receive awards from the Equity Incentive Plan. As of the Record Date, we had issued options to eligible persons to purchase a total of 3,990,393 shares of our common stock. We want to continue awarding employees, officers, directors, consultants and advisors with our securities. We currently have 1,009,607 shares of common stock available to be issued from the Equity Incentive Plan. We are asking our stockholders to approve an increase in the number of shares of common stock reserved for issuance from the Equity Incentive Plan by 1,500,000. The market value of our common stock on the Record Date was $2.50.

We are also asking our stockholders to approve an amendment to subsection 8.1 of Section 8 of the Plan. Subsection 8 currently states:

8.1

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the shareholders (as described below) would:

(a)

increase the total number of shares of Stock reserved for the purpose of the Plan;

(b)

change the employees or class of employees eligible to participate in the Plan;

(c)

extend the maximum option period under Section 5 of the Plan.

Management believes that grants of equity securities are a valuable tool in recruiting competent personnel who will contribute to our success by their abilities, ingenuity and industry. These awards also provide incentives to such persons to continue to render services to us. For those reasons, we intend to continue to reward eligible persons with our securities.

Section 711 of the Rules of the American Stock Exchange requires us to obtain stockholder approval when we need to increase the total number of shares of common stock reserved for issuance from the Equity Incentive Plan. Obtaining stockholder approval is both cumbersome and costly, due to the requirement that we must prepare a proxy or information statement, file it with the Securities and Exchange Commission and send it to each stockholder. For that reason, the Board of Directors is also asking our stockholders to approve the following amendment to subsection 8.1 of the Equity Incentive Plan:

8.1

The Board may amend, alter or discontinue the Plan. From and after January 1, 2007, without the approval of the shareholders, the Board may, once during each calendar year, increase the total number of shares of Stock reserved for the purpose of the Plan by 5%. No amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the shareholders (as described below) would:

(a)

increase the total number of shares of Stock reserved for the purpose of the Plan by more than 5% over the total number of shares of Stock reserved during the preceding calendar year;

(b)

change the employees or class of employees eligible to participate in the Plan;

(c)

extend the maximum option period under Section 5 of the Plan.

Information about Options Available from the Equity Incentive Plan

Options granted from the Equity Incentive Plan may be incentive stock options or non-qualified stock options. The term of the options may not exceed 10 years from the date of grant. The price for each share of common stock purchased pursuant to the options varies, although if an option is designated as an incentive stock option, the exercise price must equal at least the fair market value of our common stock on the date of grant. A non-qualified option must have an exercise price that is at least 85% of the fair market value of our common stock on the date of grant.

Options may be exercised by paying cash. The Administrator may also accept as payment for options shares of our unrestricted common stock held by the optionee for at least six months, cancellation of any indebtedness owed by us to the optionee, a full recourse promissory note executed by the optionee (so long as the acceptance of any such promissory note complies with federal and state law), shares of common stock issuable upon exercise of the option which have a fair market value equal to the exercise price of the option or any combination of the forgoing.

SARs may be granted from the Equity Incentive Plan in tandem with option grants or without reference to option grants. A SAR granted in tandem with an option grant is valued at the exercise price of the option grant; a SAR granted without reference to an option grant is valued at fair market value.

Deferred Stock and Restricted Stock awards may also be granted to eligible persons. Deferred Stock is the right to receive our common stock at the end of a specified period. Restricted Stock is the right to receive our common stock subject to restrictions such as the passage of time or the attainment of performance objectives.

In the event of a Change of Control, as defined in the Equity Incentive Plan, all unvested stock options shall vest and the restrictions applicable to any Restricted Stock or Deferred Stock awards will lapse and the awards shall be deemed fully vested. The value of the outstanding stock option, Restricted Stock or Deferred Stock awards shall be cashed out by a payment of cash or other property, as determined by the Administrator.

The Board of Directors may amend, alter or discontinue the Equity Incentive Plan, but no amendment, alteration or discontinuation may impair the rights of a participant. As currently drafted, the Board of Directors must obtain stockholder approval if it seeks to increase the total number of shares of common stock reserved for the Equity Incentive Plan, change the employees or class of employees eligible to participate in the Equity Incentive Plan or extend the maximum option period under the Equity Incentive Plan.

A recipient will recognize no income upon grant of an incentive option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax). If the recipient holds the stock acquired upon exercise of an incentive option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

A recipient will not recognize any taxable income at the time a non-qualified option is granted. However, upon exercise of a non-qualified option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. There is no tax consequence to National Lampoon as a result of either the grant or the vesting of non-qualified stock options. There is also no tax consequence to National Lampoon as a result of either the grant or the vesting of incentive stock options. However, if an employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), we would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option. We are required to withhold FICA, Medicare and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options. We are also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

Information Relating to Grants of Options made to Management

The following table sets forth, as of the Record Date, the number of options received or to be received by each of our executive officers (our Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer), all current executive officers as a group, all current directors who are not executive officers as a group, each associate of any such director or executive officer and each person who received or will receive 5% of the option awards made or to be made and all employees, including our current officers who are not executive officers, as a group:

Number of Options Received or To Be Received

Daniel S. Laikin, Chief Executive Officer and Director	644,666

Douglas S. Bennett, President	680,000(1)

Lorraine M. Evanoff, Chief Accounting Officer	50,000(2)

All current executive officers, as a group	1,374,666

All current directors who are not executive officers, as a group	1,860,374

Associates of any director or executive officer	N/A

Any person (other than those named above) who has received or will receive 5% of the option awards made or to be made to all employees, including officers who are not named above	N/A

——————

(1)

Certain options granted to Mr. Bennett are subject to vesting conditions.

(2)

Certain options granted to Ms. Evanoff are subject to vesting conditions.

Set forth in the table below is information regarding awards made pursuant to the Equity Incentive Plan, as well as other outstanding warrants and rights granted through July 31, 2005, the most recently completed fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 2)

Equity Compensation Plan Approved by Security Holders	3,790,893	$2.67	1,209,107	(1)

Equity Compensation Plan Not Approved by Security Holders	N/A	N/A	N/A

——————

(1)

This number represents the remaining shares of common stock in the Equity Incentive Plan as of the end of our last fiscal year, July 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE AMENDMENTS TO THE

NATIONAL LAMPOON, INC. 1999 AMENDED AND RESTATED

STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK PLAN

PROPOSAL #3 – APPROVAL OF THE NATIONAL LAMPOON, INC. 2005 CONSULTANT PLAN

On October 27, 2005 our Board of Directors approved the National Lampoon, Inc. 2005 Consultant Stock Plan, which will be referred to in this discussion as the “Consultant Plan”. The discussion below is a brief summary, which is qualified in its entirety by the full text of the Consultant Plan.

The Consultant Plan has a term of 10 years and will be administered by our Board of Directors, which shall be referred to in this discussion as the “Administrator”. Pursuant to the Consultant Plan, the Administrator may grant to eligible persons awards of common stock, restricted common stock and options. Eligible persons include only independent consultants and advisors who are not eligible to receive awards under the Equity Incentive Plan, such as individuals who render investor relations services to us. 250,000 shares of our common stock will be reserved for grants to be made under the Consultant Plan, although the Board may amend the Plan, without the consent of our stockholders, to increase the number of shares to be reserved and issued under the Plan. Our officers, directors and employees will not be eligible to receive awards from the Consultant Plan and no awards from the Consultant Plan have yet been made. Aside from determining who is to receive awards under the Consultant Plan, the Administrator has the authority to determine the type of awards that will be granted, to impose limitations, restrictions or conditions on the awards and to interpret the Consultant Plan.

Shares of our common stock or options to purchase our common stock may be granted as a “bonus” or “reward” for exceptional services rendered or as compensation for services rendered. The Administrator may, in its discretion, subject a grant of an option or shares of common stock to vesting conditions, such as the attainment of specified goals.

Common stock issued as compensation for services rendered must be issued for no less than 85% of its fair market value on the grant date. Options granted from the Consultant Plan are non-qualified stock options. The term of the options may not exceed 10 years from the date of grant. The price for each share of common stock purchased pursuant to the options must have an exercise price that is at least 85% of the fair market value of our common stock on the date of grant. Options may be exercised only by paying cash.

The Board may amend the Consultant Plan or suspend or discontinue the Consultant Plan at any time or from time-to-time, provided that no such action may adversely alter or impair any award previously granted under the Consultant Plan without the consent of each recipient affected thereby.

A recipient will not recognize any taxable income at the time an option is granted from the Consultant Plan. However, upon exercise of the option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. There is no tax consequence to National Lampoon as a result of either the grant or the vesting of stock options from the Consultant Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE

NATIONAL LAMPOON, INC. 2005 CONSULTANT PLAN

MANAGEMENT

Executive Compensation

The following tables and discussion set forth information with respect to all compensation awarded to, earned by or paid to our Chief Executive Officer and up to four of our executive officers whose annual salary and bonus exceeded $100,000 during our last three completed fiscal years (collectively referred to in this discussion as the “named executive officers”). The officer designation indicates positions held as of July 31, 2005, the end of our last fiscal year. During the 2005 fiscal year, James P. Jimirro separated from service, Daniel S. Laikin became our Chief Executive Officer and Douglas S. Bennett became our President and Chief Financial Officer. During the 2003 and 2004 fiscal years, James P. Jimirro was our President and Chief Executive Officer, Daniel S. Laikin was our Chief Operating Officer and Douglas S. Bennett was our Executive Vice President. James Toll, our former Chief Financial Officer, separated from service on May 17. 2005.

SUMMARY COMPENSATION TABLE

Position	Year	Salary ($)		Bonus/Severence ($)		Securities Underlying Options/ SARs	All Other Compensation ($)(5)

Daniel S. Laikin	2005	200,000		200,000	(3)	—	13,200
Chief Executive Officer	2004	200,000	(1)	—		415,000	13,200
	2003	200,000	(2)	—		—	13,200

Douglas S. Bennett	2005	175,000		157,518		—	33,800
President and Chief	2004	175,000		—		300,000	31,000
Financial Officer	2003	131,667		—		380,000	21,300

James P. Jimirro	2005	500,000		2,523,800	(4)	60,000	171,819
Former Chief Executive	2004	500,000		—		297,040	11,994
Officer and President	2003	500,000		—		70,000	11,994

Lorraine Evanoff	2005	110,000		—		50,000	—
Chief Accounting Officer

James Toll	2005	139,800		—		—
Former Chief Financial	2004	149,550		—		30,000
Officer	2003	132,737		—		30,000

——————

(1)

Represents one year of salary paid to Mr. Laikin that was paid with 7,649 units of Series C Preferred Stock, with each unit consisting of one share of Series C Convertible Preferred Stock and a warrant to purchase 10 shares of common stock at a price of $1.775 per share.

(2)

Represents one year of salary paid to Mr. Laikin that was paid with 2,000 units of Series B Preferred Stock, with each unit consisting of one share of Series B Convertible Preferred Stock and a warrant to purchase 56.338 shares of common stock at a price of $1.775 per share.

(3)

On December 9, 2004, we granted a bonus to Mr. Laikin for exceptional services and issued to him 5,634 units of Series C Convertible Preferred Stock having a value of $35.50 per unit. Each unit included one share of Series C Convertible Preferred Stock and a warrant to purchase ten post-split shares of common stock at a price of $1.775 per share.

(4)

Severance payment upon termination of Mr. Jimirro as Chief Executive Officer.

(5)

Automobile and apartment allowance including payoff of $53,697 for Mr. Jimirro’s automobile as part of the severance package.

The following table sets forth certain information concerning the grant of stock options (no SARs were granted) during the last completed fiscal year by each of the named executive officers, and the fiscal year-end value of unexercised options on an aggregated basis:

Option/SAR Grants for Last
Fiscal Year-Individual Grants(1)

Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date

James Jimirro	10,000	(1)	3%	3.55	08/31/14
James Jimirro	10,000	(1)	3%	4.00	09/30/14
James Jimirro	10,000	(1)	3%	3.75	10/31/14
James Jimirro	10,000	(1)	3%	3.00	11/30/14
James Jimirro	10,000	(1)	3%	3.20	12/31/14
James Jimirro	10,000	(1)	3%	4.20	01/31/15

——————

(1)

The options granted to Mr. Jimirro were immediately exercisable.

Aggregated Option/SAR Exercises in Last Fiscal Year
And FY-End Option/SAR Values(1)

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options/SARs At FY-End (#) Unexercisable/ Exercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2) Unexercisable/ Exercisable

Daniel S. Laikin	—	—	0/619,666	0/1,074,658
Douglas S. Bennett	—	—	236,603/443,397	536,730/681,570
James P. Jimirro	—	—	0/1,560,374	0/2,969,486
Lorraine Evanoff	—	—	45,251/4,749	0/0

——————

(1)

Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. The closing price of the common stock on July 31, 2005 was $4.06.

(2)

The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

Director Compensation

As of October 27, 2005, members of the Board of Directors receive $1,000 a month, and $500 for each meeting attended, in cash compensation. On occasion, members are also granted immediately exercisable options to purchase shares of our common stock at the market price on the date of grant. On October 27, 2005, each member of the Board received an option to purchase 25,000 shares of our common stock. Prior to the grants made on October 27,

2005, the most recent grant of options to members of the Board of Directors was made on June 17, 2004. On that date, each director was granted an option to purchase 7,500 (pre-split) shares of our common stock.

Employment Agreements

Daniel S. Laikin, Chief Executive Officer

On January 31, 2005 we entered into an Employment Agreement with Daniel S. Laikin. The employment agreement was adopted and approved by our Board of Directors on February 1, 2005. The employment agreement has a term of three years, but is automatically extended for successive three-year terms unless designated members of the Board of Directors notify Mr. Laikin that the Board does not intend to renew the employment agreement or unless the employment agreement has been terminated according to its terms.

Pursuant to the employment agreement, Mr. Laikin receives an annual salary of $250,000. Mr. Laikin is also entitled to receive four weeks paid vacation. Mr. Laikin receives an automobile allowance and is entitled to participate in any other benefits offered generally to our employees and executives. He is also granted an option to purchase 100,000 shares of our common stock on each anniversary of the effective date of the employment agreement. The exercise price for the options will be equal to the average of the last reported sale price for one share of common stock during the five business days preceding the date of grant or, if this method of valuing the common stock is not available, the Board shall determine, in good faith, the value of one share of common stock. The term of each option shall be 10 years. The options shall be granted in accordance with the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Mr. Laikin is to meet annually with the Board of Directors to set certain performance milestones that must be met bi-annually. If those milestones are met, Mr. Laikin will receive a bi-annual bonus of $50,000. If the milestones are exceeded, Mr. Laikin will receive additional compensation that will be paid one-half in cash and one-half in stock.

Mr. Laikin’s employment agreement may be terminated voluntarily by us at any time during its term for Cause. Cause is defined as (i) the willful and continued failure by Mr. Laikin to substantially perform his duties to us in good faith (other than a failure resulting from his incapacity due to physical or mental illness), or (ii) the willful engaging in conduct which is demonstrably and materially injurious to us. In order to terminate Mr. Laikin for Cause, five members of the Board of Directors (not including Mr. Laikin) must determine at a meeting held for such purpose that Mr. Laikin is guilty of the conduct triggering the right to terminate him. If Mr. Laikin’s employment is terminated by us for Cause, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

Mr. Laikin’s employment may be terminated by Mr. Laikin at any time, and will terminate automatically upon his death or disability. Upon such termination, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

On signing the Employment Agreement, we also agreed to enter into a separate indemnity agreement with Mr. Laikin. A new indemnity agreement has not been entered into as of the date of this annual report, although we entered into an indemnity agreement with Mr. Laikin on May 17, 2002.

Douglas S. Bennett, President and Chief Financial Officer

On January 31, 2005 we entered into an agreement with Douglas S. Bennett to employ him as our President. The employment agreement was adopted and approved by our Board of Directors on February 1, 2005. The agreement will expire on January 31, 2008.

Pursuant to the term of the agreement, we will pay Mr. Bennett a base salary of $250,000. Mr. Bennett is also entitled to receive four weeks paid vacation and we have agreed to pay 100% of the costs of his group health plan premiums, so long as we continue to offer a group health plan. Mr. Bennett receives an automobile allowance and is entitled to participate in any other benefits offered generally to our employees and executives.

Mr. Bennett is to meet annually with the Chief Executive Officer and the Board of Directors to set certain performance milestones that must be met bi-annually. If those milestones are met, Mr. Bennett will receive a bi-

annual bonus of $50,000. If the milestones are exceeded, Mr. Bennett will receive additional compensation that will be paid one-half in cash and one-half in stock.

On January 31, 2006, January 31, 2007 and January 31, 2008, Mr. Bennett will receive an option to purchase 100,000 shares of our common stock through the National Lampoon, Inc. 1999 Amended and Restated Stock Option, Deferred Stock and Restricted Stock Plan. These options will be fully vested on the date of grant.

Mr. Bennett is currently commuting from his home in Northern California and we pay his commuting expenses. If we require that he relocate to the Los Angeles area, and he agrees to do so, we will be required to pay him certain relocation expenses, including expenses (including costs of transportation, meals and lodging) of no more than three trips to Southern California for the purpose of locating a suitable place to live, the expenses incurred in moving his household furniture and furnishings to his home in Southern California and the payment of reasonable closing costs for the purchase of his home.

We may terminate Mr. Bennett’s employment for cause at any time. “Cause” is defined as a good faith termination by a majority of the Board of Directors because he (i) engages in acts in violation of the law, (ii) breaches his fiduciary duty to us or his duties of loyalty or care to us, or (iii) intentionally and persistently disobeys the good faith, lawful, substantive policies or instructions of the Board of Directors after being given 30 days written notice and failing to cure such circumstances, or, if such circumstances are not susceptible of cure during such 30 day period, failing to initiate and diligently pursue actions reasonably calculated to achieve and cure such circumstances as soon as reasonably practicable thereafter.

If we terminate Mr. Bennett’s employment without cause, or if he is constructively terminated, or if Mr. Bennett dies or is disabled, he will be entitled to receive the following severance benefits:

•

his base salary will be continued for a period of six months or for the remaining term, whichever is longer, following the date that his termination becomes effective;

•

his employee benefits will be continued as long as his base salary is continued; and

•

any unvested stock options will continue to vest for a period of six months or for the remaining term of his employment as set forth in the agreement, whichever is longer, following the date on which his termination becomes effective.

After Mr. James Toll, our former Chief Financial Officer, separated from service, Mr. Bennett was appointed as our Chief Financial Officer on April 13, 2005. Mr. Bennett does not receive additional compensation for this position.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during the 2005 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following:

Name of Filer	Form	Description

James P. Jimirro	4

Between August 31, 2004 and September 21, 2004 Mr. Jimirro sold a total of 23,419 shares of common stock for total gross proceeds of $166,275. These sales were not reported on a Form 4 until October 28, 2004.

Name of Filer	Form	Description

	4

On June 17, 2004 Mr. Jimirro was granted options to purchase 162,040 shares of common stock with an exercise price of $1.76 per share and options to purchase 15,000 shares of common stock with an exercise price of $1.60 per share. These grants were not reported on a Form 4 until November 17, 2004.

	4

On October 30, 2004 and November 30, 2004 Mr. Jimirro was granted options to purchase 10,000 shares of common stock with an exercise price of $3.75 and 10,000 shares of common stock with an exercise price of $3.25, respectively. These grants were not reported on a Form 4 until December 16, 2004.

Ron Berger, Joshua Finkenberg, and Paul Skjodt	4	On June 17, 2004 each of these directors was granted an option to purchase 15,000 shares of our common stock at a price of $1.60. These grants were not reported on Form 4s until November 17, 2004.

James Toll	4

On June 17, 2004 Mr. Toll, our former Chief Financial Officer, was granted an option to purchase 30,000 shares of our common stock at a price of $1.60 per share. This grant was not reported on a Form 4 until November 17, 2004.

Douglas S. Bennett	4	On June 17, 2004 Mr. Bennett was granted options to purchase 300,000 shares of our common stock at a price of $1.60 per share. This grant was not reported on a Form 4 until November 17, 2004.

Daniel S. Laikin	4

On June 17, 2004 Mr. Laikin was granted an option to purchase 15,000 shares of our common stock at a price of $1.60 per share. This grant was not reported on a Form 4 until December 10, 2004. Also on June 17, 2004 Mr. Laikin was granted an option to purchase 400,000 shares of our common stock at a price of $1.76. This grant was not reported on a Form 4 until December 10, 2004.

	4

On October 25, 2004 Mr. Laikin received 28,165 shares of our Series C Convertible Preferred Stock with a warrant to purchase 281,650 shares of our common stock by converting his loans outstanding to us. This transaction was not reported on a Form 4 until December 10, 2004.

	4

On January 28, 2005 we issued 50,000 shares of our common stock, having a value of $2.90 per share, to Mr. Laikin in exchange for certain guarantees he made on our behalf in obtaining a loan. This transaction was not reported on a Form 4 until November 17, 2005.

Richard Irvine	4	On June 17, 2004 Mr. Irvine was granted an option to purchase 15,000 shares of our common stock at a price of $1.60. This grant was not reported on a Form 4 until November 17, 2004.

	4

Between November 15, 2004 and December 2, 2004 Mr. Irvine sold a total of 15,000 shares of our common stock for total gross proceeds of $39,720. These transactions were not reported on a Form 4 until December 22, 2004.

Timothy S. Durham	4	On June 17, 2004 Mr. Durham was granted an option to purchase 15,000 shares of our common stock at a price of $1.60 per share. This grant was not reported on a Form 4 until December 23, 2004.

Name of Filer	Form	Description

4

On October 25, 2004 Mr. Durham received 28,169 shares of our Series C Convertible Preferred Stock with a warrant to purchase 281,690 shares of our common stock by converting his loans outstanding to us. This transaction was not reported on a Form 4 until December 23, 2004.

4

On January 28, 2005 we issued 50,000 shares of our common stock, having a value of $2.90 per share, to Mr. Durham in exchange for certain guarantees he made on our behalf in obtaining a loan. This transaction was not reported on a Form 4 until November 17, 2005.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of common stock, Series B Preferred Stock and Series C Preferred Stock shown as beneficially owned by the stockholder.

The following table is based on a total of 14,948,162 shares of common stock consisting of the following:

•

a total of 6,769,451 shares of common stock outstanding on the Record Date;

•

63,607 shares of Series B Convertible Preferred Stock that may be converted into 3,583,491 shares of common stock; and

•

229,761 shares of Series C Convertible Preferred Stock that may be converted into 4,595,220 shares of common stock.

	Common Stock			Series B Convertible Preferred Stock, on an as-converted basis(10)			Series C Convertible Preferred Stock, on an as-converted basis(15)
Name and Position	Number of Shares		Percentage Ownership of Class	Number of Shares		Percentage Ownership of Class	Number of Shares		Percentage Ownership of Class

Daniel S. Laikin, CEO	3,787,375	(1)	25.34%	1,787,379	(11)	49.88%	1,663,060	(16)	36.19%

Douglas S. Bennett, President	556,845	(2)	3.73%	24,000	(12)	0.66%	21,800	(17)	0.48%

Lorraine Evanoff, CAO	9,734	(3)	0.07%	—		—	—		—

James P. Jimirro, Chairman	2,036,042	(4)	13.62%	—		—	—		—

Timothy Durham, Director	1,883,301	(5)	12.63%	994,253	(13)	27.75%	1,206,300	(18)	26.25%

Joshua Finkenberg, Director	70,000	(6)	0.47%	—		—	—		—

Paul Skjodt, Director	758,297	(7)	5.07%	366,197	(14)	10.22%	—		—

Richard Irvine, Director	25,000	(8)	0.17%	—		—	—		—

Ron Berger, Director	41,000	(9)	0.27%	—		—	—		—

Officers and Directors as a Group (8 persons)	9,172,594		61.36%	3,171,829		88.51%	2,891,160		62.92%

Remaining Holders of Series B Convertible Preferred Stock as a Group	—		—	411,662		11.49%	—		—

Remaining Holders of Series Convertible\Preferred Stock as a Group	—		—	—		—	1,704,060		37.08%

——————

(1)

This number includes 523,800 shares of common stock, options to purchase 644,666 shares of common stock, a warrant to purchase 1,787,379 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 831,530 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(2)

This number includes 3,000 shares of common stock, options to purchase 518,945 shares of common stock from a total of 680,000 options granted to Mr. Bennett, a warrant to purchase 24,000 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 10,900 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(3)

This number represents options to purchase 9,734 shares of common stock from a total of 50,000 options granted to Ms. Evanoff.

(4)

This number includes 450,668 shares of common stock and options to purchase 1,585,374 shares of common stock.

(5)

This number includes 415,898 shares of common stock owned by Mr. Durham or by an entity controlled by him, options to purchase 70,000 shares of common stock, a warrant to purchase 794,253 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 603,150 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(6)

This number represents common stock that may be acquired by Mr. Finkenberg upon the exercise of options.

(7)

This number includes 322,100 shares of common stock, options to purchase 70,000 shares of common stock, and a warrant to purchase 366,197 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock.

(8)

This number represents common stock that may be acquired by Mr. Irvine upon exercise of an option.

(9)

This number is made up of options to purchase 40,000 shares of common stock granted to Mr. Berger and 1,000 shares of common stock owned by the Ron A. Berger Irrevocable Trust.

(10)

Each share of Series B Convertible Preferred Stock may be converted into 56.338 shares of common stock.

(11)

Mr. Laikin owns 31,726 shares of Series B Convertible Preferred Stock that may be converted into 1,787,379 shares of common stock.

(12)

Mr. Bennett owns 426 shares of Series B Convertible Preferred Stock that may be converted into 24,000 shares of common stock.

(13)

Mr. Durham owns 17,648 shares of Series B Convertible Preferred Stock that may be converted into 994,253 shares of common stock.

(14)

Mr. Skjodt owns 6,500 shares of Series B Convertible Preferred Stock that may be converted into 366,197 shares of common stock.

(15)

Each share of Series C Convertible Preferred Stock may be converted into 20 shares of common stock.

(16)

Mr. Laikin owns 83,153 shares of Series C Convertible Preferred Stock that may be converted into 1,663,060 shares of common stock.

(17)

Mr. Bennett owns 1,090 shares of Series C Convertible Preferred Stock that may be converted into 21,800 shares of common stock.

(18)

Mr. Durham owns 60,315 shares of Series C Convertible Preferred Stock that may be converted into 1,206,300 shares of common stock.

The address for each of the persons named above is 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024.

IDENTIFICATION OF EXECUTIVE OFFICERS

Daniel Laikin, Chief Executive Officer

See discussion of business experience above.

Douglas Bennett, President and Chief Financial Officer
Age 46

Douglas S. Bennett provided services to us as a consultant beginning in June 2002, then joined us as our Executive Vice President in October 2002, became our President on February 1, 2005 and our Chief Financial Officer on April 13, 2005. Mr. Bennett has over 22 years of experience in managing businesses in publishing and software. Prior to joining us, Mr. Bennett was the President of iUniverse, Inc., the largest independent publisher in the United States. iUniverse produced over 5,000 titles a year through the Internet. Prior to that Mr. Bennett was the Chairman and Chief Executive Officer of EoExchange, Inc., an Internet search engine business. From 1992 until 1999 Mr. Bennett worked for Macmillan Publishing, the largest computer book and reference publisher in the world. Mr. Bennett started in the software and Internet division of Macmillan’s business and eventually became the President of the entire Macmillan Publishing business. Prior to his employment with Macmillan, Mr. Bennett worked for 11 years for CCH Computax, the largest tax software company in the United States. At CCH Computax, Mr. Bennett held numerous senior level positions.

Lorraine Evanoff, Vice President of Finance and Chief Accounting Officer
Age 43

Lorraine Evanoff  joined us in April 2005. Between February 2004 and April 2005, Ms. Evanoff was Controller of TAG Entertainment Corp., a public company and was instrumental in consummating the merger with Powermarketing, Inc. as well as an acquisition of Myriad Films. Prior to working at TAG Entertainment, Ms. Evanoff was Controller of ANTs Software Inc., a public company, a developer of high-performance SQL database management systems, until February 2004. From 1999 to 2002, Ms. Evanoff also held senior treasury analyst and financial analyst posts with Electronic Arts Inc. and Landor Associates, Inc.

Key Employees

In addition to our executive officers and directors, we value and rely upon the services of certain key employees in the support of our business and operations, and the development and marketing of our brand and products, as follows:

Barry Layne is the Executive Vice President responsible for our entertainment businesses. He joined us in May 2004. Immediately prior to joining us, Mr. Layne spent a number of years as a senior executive consultant to companies in the media, entertainment and Internet industries, most recently as acting Chief Operating Officer of ASG Entertainment and as a member of the bankruptcy court approved turnaround team at the former Platinum Entertainment (subsequently renamed Compendia Media Group). Previous roles included senior management positions at About, Inc., FasTV, Inc., and Ketchum Communications Worldwide.

Matty Simmons rejoined us in November 2002 as Director of Classics. Mr. Simmons was a co-founder or National Lampoon in the 1970s. Under Mr. Simmons’ leadership, the company introduced National Lampoon Magazine, one of the most popular humor magazines in publishing history. In 1978 he produced, National Lampoon’s Animal House, one of the most popular comedy movies of all time. He has also produced, among other films, the National Lampoon Vacation series. In 1979, he was named Producer of the Year and in 1980, Publisher of the Year by industry organizations. Mr. Simmons has written eight books including several best sellers.

Sara Rutenberg has been our Executive Vice President - Business Affairs since September 2002. Ms. Rutenberg has held various positions in the entertainment industry for the past twenty years. Prior to joining National Lampoon, she held the post of President, Business Development and Strategy for Pearson Television (now Fremantle Media, the owner and producer of ‘American Idol’) where she managed the divisions responsible for digital asset and intellectual property management and brand management. At Pearson, Ms. Rutenberg also served as Senior Vice President, Business and Legal Affairs and negotiated a variety of production and distribution agreements for all media. Ms. Rutenberg came to Pearson from Universal Television, where she held a variety of posts from 1983-1998, the last being Senior Vice President of Business and Legal Affairs where she was responsible for all international and domestic television distribution and nonscripted television production.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bruce P. Vann was a director until February 2004. Mr. Vann was a partner at the law firm Kelly Lytton &Vann LLP. We retained the services of Kelly Lytton & Vann LLP for various legal matters. Legal expenses of approximately $32,000, $108,000, and $119,000 were incurred with respect to work performed for us by Kelly Lytton & Vann LLP during the fiscal years ended July 31, 2004, 2003 and 2002.

On July 14, 1986, James P. Jimirro, our Chairman and former President and Chief Executive Officer, purchased 192,000 shares of our common stock for approximately $115,000. For such shares, we received the sum of approximately $58,000 and a note for approximately $58,000. The note bore interest at the rate of 10% per annum and, pursuant to a Pledge and Security Agreement dated July 14, 1986, was secured by the shares purchased. The unpaid principal and interest outstanding at July 31, 2004 was approximately $164,000. On May 17, 2002 we entered into an employment agreement with Mr. Jimirro. Mr. Jimirro’s employment agreement included a “rolling term” provision so that at no time was the remaining term under the agreement less than five years. Mr. Jimirro’s employment agreement provided for an annual salary of $500,000 and, commencing as of January 31, 2003 and continuing on the last day of each month thereafter during the period that he was employed by us, provided for the monthly grant of fully vested options to purchase 10,000 shares of our common stock. Pursuant to the employment agreement, Mr. Jimirro also received fifty percent of our gross receipts from the movie National Lampoon’s Van

Wilder. We were permitted to terminate Mr. Jimirro’s employment agreement without cause or for convenience after December 31, 2002. We exercised our right to do this on January 28, 2005 and, pursuant to the terms of Mr. Jimirro’s employment agreement, we cancelled the promissory note he owed to us. Aside from the cancellation of the promissory note, Mr. Jimirro’s severance benefits included a lump sum payment of $2,400,000, a payment of $123,800 to reimburse taxes to be paid by him as a result of the cancellation of the promissory note and the buy-out of the automobile we leased for him, totaling approximately $53,697. The payment of our obligations to Mr. Jimirro had been secured by all of our assets pursuant to the terms of a Security Agreement also dated May 17, 2002. Our obligations under the Security Agreement terminated upon payment of the severance benefits to Mr. Jimirro.

On May 17, 2002 we and National Lampoon Acquisition Group (the “NLAG Group”) entered into a Preferred Stock and Warrant Purchase Agreement pursuant to which we sold to members of the NLAG Group 35,244 units, each unit consisting of one share of Series B Convertible Preferred Stock and a warrant to purchase 56.338 shares of our common stock at a purchase price of $1.775 per share. The warrants have a term of five years. The per unit purchase price was $100. Our Chief Executive Officer and director, Daniel S. Laikin, and our directors, Timothy S. Durham and Paul Skjodt, purchased units in this offering.

Effective August 17, 2002 we issued to Douglas S. Bennett 426 units of our Series B Convertible Preferred Stock as payment for services rendered to us as a consultant. Each unit had a value of $100. The units consisted of 426 shares of Series B Convertible Preferred Stock and warrants to purchase a total of 24,000 shares of our common stock. The warrant exercise price is $1.775 per share and the warrant term is five years.

Beginning in March 2003, after the closing of the Series B Convertible Preferred Stock offering, Mr. Laikin, and Mr. Durham loaned us money in order to fund our operations. The total amount loaned to us by Mr. Laikin, including accrued interest, was approximately $2,509,000, and the total amount loaned to us by Mr. Durham, including accrued interest, was approximately $2,137,000. Mr. Laikin and Mr. Durham have converted their loans to units of our Series C Convertible Preferred Stock at a rate of $35.50 per unit. Mr. Laikin also converted $220,000 in compensation owed to him to our Series C Convertible Preferred Stock at the rate of $35.50 per unit.

Leagre Chandler & Millard, our former attorneys, assigned to Mr. Durham a promissory note we had signed in favor of Leagre Chandler & Millard for legal services incurred in relation to the Reorganization Transaction. The original amount of the promissory note was $165,000. As of October19, 2005, the outstanding balance, with interest, totaled approximately $115,000. The loan bears interest at the rate of 6.75% per annum. We have made one payment of $50,000 toward this promissory note.

In conjunction with our receipt of a loan from N. Williams Family Investments, L.P. on January 28, 2005, Mr. Laikin and Mr. Durham agreed to guarantee certain obligations relating to the security provided for the loan. In exchange for these guarantees, we issued to each of Mr. Laikin and Mr. Durham 50,000 shares of our common stock. The loan was paid in full on August 31, 2005.

On June 30, 2005 and again on July 18, 2005 Mr. Durham loaned us $100,000. These were short-term advances that bore no interest. The advances were repaid on July 15, 2005 and August 10, 2005, respectively. Mr. Durham also loaned us $230,000 on June 6, 2005, $270,000 on June 8, 2005 and $100,000 on July 15, 2005. These loans were also short-term advances that bore no interest. The advances were repaid on August 10, 2005.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on August 31, 2006.

Notice of intention to present a proposal at the 2006 Annual Meeting should be addressed to Corporate Secretary, National Lampoon, Inc., 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year’s Annual Meeting submitted after August 31, 2006 will not be considered filed on a timely basis. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on 8 the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a Proxy Statement.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those referred to in this Proxy Statement. If any matters which are not specifically set forth in the form of proxy and this Proxy Statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

APPENDIX A

NATIONAL LAMPOON, INC.
AUDIT COMMITTEE CHARTER

I. Purpose.

The primary function of the Audit Committee is to oversee the processes of accounting and financial reporting used by the Company and to oversee the audits of the Company’s books and records and the preparation of its financial statements. The independent auditor shall report directly to the Audit Committee.

II. Composition.

The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors. Each member of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a member of the Audit Committee.

III. Meetings.

The Audit Committee shall meet as often as necessary, but no less than four times annually in executive session. As part of its job to foster open communication, the Audit Committee shall meet periodically in separate, private sessions with management, the independent auditor and the internal auditor to discuss anything the Audit Committee or these groups believe should be discussed. The Audit Committee may require any Company officer or employee or the Company’s outside counsel or a representative of the independent auditor to attend an Audit Committee meeting or to meet with any members of, or consultant to, the Audit Committee, and to provide pertinent information as necessary.

IV. Responsibilities and Duties.

The Audit Committee shall be responsible for, or have the right to do, the following:

1.

Appointing, retaining, and compensating the Company’s independent auditor, subject to shareholder approval.

2.

Approving all audit engagement fees and terms, as well as all significant non-audit engagements.

3.

Overseeing the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

4.

Pre-approving all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit review or attest services that are approved by the Audit Committee prior to completion of the audit, unless the auditor is engaged pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.

5.

Engaging as necessary, without Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Audit Committee and to pay ordinary Audit Committee administrative expenses that are necessary and appropriate in carrying out its duties.

6.

Reviewing and reassessing the adequacy of this Charter on an annual basis and submitting proposed changes to the Board of Directors for approval. (The Audit Committee has the powers and responsibilities delineated in this Charter. It is not the Audit Committee’s responsibility to prepare and certify the

Company’s financial statements, to guaranty the independent auditor’s report, or to guaranty other disclosures by the Company.)

7.

(a) Ensuring receipt from the independent auditor of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and (c) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

8.

Reviewing the Company’s audited annual financial statements and the independent auditor’s opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein.

9.

Reviewing the adequacy of internal controls and procedures.

10.

Reviewing and approving all related party transactions.

11.

Assuring the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act and setting clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(1) of the Securities Exchange Act.

12.

Obtaining, reviewing and discussing reports from the independent auditor regarding:  (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment, and (iii) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

13.

Discussing with the independent auditor, and then disclosing, the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

14.

Reviewing the Chief Executive Officer’s and the Chief Financial Officer’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

15.

Establishing procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.

Ascertaining annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

17.

Reviewing with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

18.

Maintaining minutes or other records of meetings and activities of the Audit Committee.

19.

Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

APPENDIX B

Appendix To Proxy Statement filed by
National Lampoon, Inc. as required by
Item 10 of Schedule 14A, instruction number 3

NATIONAL LAMPOON, INC.

2005 CONSULTANT PLAN

PURPOSE OF PLAN

The purpose of this National Lampoon, Inc. 2005 Consultant Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company.

TERMS AND CONDITIONS OF PLAN

1.

DEFINITIONS.

Set forth below are definitions of capitalized terms that are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

(a)

Award – The term “Award” is collectively and severally defined as any award granted under this Plan.

(b)

Award Shares – The term “Award Shares” is defined as shares of Common Stock granted by the Plan Committee in accordance with Section 6 of this Plan.

(c)

Board – The term “Board” is defined as the Board of Directors of the Company, as such body may be reconstituted from time to time.

(d)

Common Stock – The term “Common Stock” is defined as the Company’s common stock, par value $0.0001 per share.

(e)

Company – The term “Company” is defined as National Lampoon, Inc., a Delaware corporation.

(f)

Disposed – The term “Disposed” (or the equivalent terms “Disposition” or “Dispose”) is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants a right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons; (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient of the Award or any interest therein which is not released within 30 days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

(g)

Eligible Person – The term “Eligible Person” means any Person who, at a particular time, is a consultant to the Company or who provides bona fide consulting services to the Company or a subsidiary of the Company. Officers, directors and employees of the Company shall not be deemed to be Eligible Persons for purposes of this Plan.

(h)

Fair Market Value – The term “Fair Market Value” means the fair market value of the Award Shares or other shares of Common Stock to be valued, determined as follows:

(a)

if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(b)

if such Common Stock is quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination;

(c)

if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination; or

(d)

if none of the foregoing is applicable, by the Plan Committee in good faith.

(i)

Issued Shares – The term “Issued Shares” is defined as shares of Common Stock issued pursuant to the terms of this Plan.

(j)

Option – The term “Option” means an award of an option to purchase Shares pursuant to Section 7.

(k)

Person – The term “Person” is defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

(l)

Plan – The term “Plan” is defined as this 2005 Consultant Plan.

(m)

Plan Committee – The term “Plan Committee” is defined as that Committee appointed by the Board to administer and interpret this Plan as more particularly described in Section 3 of the Plan; provided, however, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

(n)

Restricted Shares – The term “Restricted Shares” is defined as Award Shares that are subject to restrictions as more particularly set forth in Section 6 of this Plan.

(o)

Recipient – The term “Recipient” is defined as any Eligible Person who, at a particular time, receives the grant of an Award.

(p)

Securities Act – The term “Securities Act” is defined as the Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

(q)

Shares – The term “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 4 and 8, and any successor security.

2.

TERM OF PLAN.

This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the ten (10) year anniversary of the date this Plan became effective.  All Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

3.

PLAN ADMINISTRATION.

(a)

Plan Committee.  The Plan shall be administered and interpreted by a committee consisting of two or more members of the Board.  If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret the Plan and take such other actions as the Plan Committee is authorized to take hereunder; provided that the Board may take such actions in the same manner as the Board may take other actions under the Certificate of Incorporation and bylaws of the Company generally.

Members of the Plan Committee may resign at any time by delivering written notice to the Board.  Vacancies in the Plan Committee shall be filled by the Board.  The Plan Committee shall act by a majority of its members in office.  The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

(b)

Power to Make Awards.  The Plan Committee shall have the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

(i)

Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards from among the Eligible Persons;

(ii)

Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

(iii)

Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary;

(iv)

Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

(v)

Delegate all or a portion of its authority under subsections (i) through (iii) of this Section 3(b) to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

(c)

Interpretation of Plan.  The Plan Committee shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan.  The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated.  All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons.  No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

(d)

Compensation; Advisors.  Members of the Plan Committee shall receive such compensation for their services as members as may be determined by the Board.  All expenses and liabilities incurred by members of the Plan Committee in connection with the administration of the Plan shall be borne by the Company.  The Plan Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company.  The Plan Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

4.

SHARES RESERVED.

(a)

Maximum Number of Shares Authorized Under Plan.  Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock.  The aggregate maximum number of shares of Common Stock which may be issued as a grant of Award Shares shall not exceed 250,000 shares of Common Stock (the “Stock Pool”); provided, however, that such number shall be increased by any Restricted Shares which are granted as Award Shares, and are subsequently forfeited by the holders thereof.

(b)

Calculating Shares Available for Awards.  For purposes of calculating the maximum number of shares of Common Stock in the Stock Pool which may be issued under the Plan, when Award Shares are granted and the Plan Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

(c)

Date of Award.  The date an Award is granted shall mean the date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

5.

AWARD SHARES.

(a)

Grant.  The Plan Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock (“Award Shares”) allotted by the Plan Committee.  The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by either a written consulting agreement or a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

(b)

Purchase Price and Manner of Payment.  The Plan Committee, in its sole discretion, may grant Award Shares in any of the following instances:

(i)

as a “bonus” or “reward” for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant; or

(ii)

as “compensation” for the performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of his services), and the value of the Award Shares issued by the Company must be at least 85% of the Fair Market Value of such Award Shares on the date of grant.

6.

RESTRICTED SHARES.

(a)

Vesting Conditions; Forfeiture of Unvested Shares.  The Plan Committee may subject or condition the grant of Issued Shares (hereinafter referred to as “Restricted Shares”) to such vesting conditions based upon continued provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee, in its sole discretion, may deem appropriate.  In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient to forfeit such unvested Restricted Shares.  All vesting conditions imposed on the grant of Restricted Shares shall be set forth in either a written consulting agreement or a separate written restricted stock agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted Shares, stating the number of said Restricted Shares subject to such conditions and further specifying the vesting conditions.  If no vesting conditions are expressly provided in the underlying consulting agreement or in a separate restricted stock agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited.

(b)

Restrictive Legend.  Until such time as all conditions placed upon Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares which evidences said restrictions in such form and subject to such stop instructions as the Plan Committee shall deem appropriate.  The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.  The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse.  The Company shall remove the legend with respect to any Restricted Shares which become vested.

(c)

Stockholder Rights.  The Recipient of Restricted Shares shall have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares notwithstanding the terms of this Section 6 and, as such, shall be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

7.

OPTIONS.

The Committee may grant Non-Qualified Stock Options to eligible persons and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a)

Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement (hereinafter referred to as the “Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Recipient) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

(b)

Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.  The Stock Option Agreement and a copy of this Plan will be delivered to the Recipient within a reasonable time after the granting of the Option.

(c)

Exercise Period.  Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

(d)

Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant.

(e)

Method of Exercise.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee, (which need not be the same for each Recipient), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Recipient’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.  The Exercise Price must be paid in cash.

(f)

Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Recipient from exercising the Option for the full number of Shares for which it is then exercisable.

(g)

Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Recipient, impair any of such Recipient’s rights under any Option previously granted.  The Committee may reduce the Exercise Price of outstanding Options without the consent of Recipients affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under subsection (d) above for Options granted on the date the action is taken to reduce the Exercise Price.

8.

ADJUSTMENTS.

(a)

Subdivision or Stock Dividend.  If (i) outstanding shares of Common Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and (ii) conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such combination, be proportionately increased.

(b)

Adjustments Determined in Sole Discretion of Board.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

(c)

No Other Rights to Recipient.  Except as expressly provided in this Section 8, (i) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares.  The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

9.

PERFORMANCE ON BUSINESS DAY.

In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

10.

STATUS AS A CONSULTANT.

In no event shall the granting of an Award be construed as granting a continued right of a consultant relationship to a Recipient, nor effect any right which the Company may have to terminate the consultant relationship of a Recipient, at any time, except to the extent that the Recipient and the Company have agreed otherwise in writing.

11.

AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.

(a)

Amendment, Modification or Termination of Plan.  The Board may amend the Plan without seeking the approval of the Company’s stockholders, to increase, in its sole discretion, the number of shares to be reserved and issued under the Plan.  The Board may also suspend or discontinue the Plan, at any time or from time-to-time.  No such amendment, modification or termination may adversely alter or impair any Award previously granted under this Plan without the consent of each Recipient affected thereby.

(b)

Modification of Restricted Share Vesting Conditions.  Subject to the terms and conditions and within the limitations of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares, provided, however, no modification of any conditions placed upon Restricted Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient’s rights with respect to such Restricted Shares.

(c)

Compliance with Laws.  The Plan Committee may at any time or from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the corresponding provisions of the Internal Revenue Code of 1986, as amended.  Provided, however, no such modification may, without the consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

12.

SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13.

NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

14.

ADOPTION AND STOCKHOLDER APPROVAL.

This Plan was adopted by the Board of Directors on October 27, 2005.  This Plan shall be approved by the stockholders of the Company and will become effective on that date (the “Effective Date”).  Upon the Effective Date, the Committee may grant Awards pursuant to this Plan.

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board of Directors on the 27th day of October 2005, the Company has caused this Plan to be duly executed by its duly authorized officer.

National Lampoon, Inc.

By: /s/ Daniel S. Laikin

      Daniel S. Laikin, Chief Executive Officer

PROXY
NATIONAL LAMPOON, INC.
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024
Telephone: (301) 474-5252

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting on January 18, 2006.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the four proposals set forth in the proxy statement.

The stockholder(s) represented herein appoint(s) Daniel S. Laikin and/or James P. Jimirro proxy with the power of substitution to vote all shares of voting stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of National Lampoon, Inc. to be held at the Doubletree Hotel located at 10740 Wilshire Boulevard, Los Angeles, California 90024, on January 18, 2006 at 11:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1 – Election of Directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
James P. Jimirro	☐	☐	☐	Joshua Finkenberg	☐	☐	☐
Daniel S. Laikin	☐	☐	☐	Richard Irvine	☐	☐	☐
Timothy S. Durham	☐	☐	☐	Ronald Berger	☐	☐	☐
Paul Skjodt	☐	☐	☐

[SEE REVERSE SIDE]

PROPOSAL #2 – Ratification of Stonefield Josephson, Inc. as our Independent Auditor for 2006

FOR

☐

AGAINST

☐

ABSTAIN

☐

PROPOSAL #3 – Approval to Increase the Number of Shares of Common Stock Included in the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan

FOR

☐

AGAINST

☐

ABSTAIN

☐

PROPOSAL #4 – Approval of the National Lampoon, Inc. 2005 Consultant Plan

FOR

☐

AGAINST

☐

ABSTAIN

☐

Please mark, date and sign your proxy card and
mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Signature________________________________________

Date ___________________________________________